UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2018

SAGA COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11588	38-3042953
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

73 Kercheval Avenue
Grosse Pointe Farms, MI	48236
Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (313) 886-7070

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Saga Communications, Inc. (“Annual Meeting”) was held on May 14, 2018.

At the Annual Meeting, the stockholders voted on the following matters:

(1) The six nominees for election as directors for the ensuing year, and until their successors are elected and qualified, received the following votes:

Name	For	Withheld	Broker Non-Votes
Clarke R. Brown, Jr.	11,620,620	2,119,557	185,057
Edward K. Christian	12,920,119	820,058	185,057
Timothy J. Clarke*	3,942,585	811,262	185,057
Roy F. Coppedge, III*	3,942,627	811,220	185,057
G. Dean Pearce	11,249,037	2,491,140	185,057
Gary Stevens	10,855,358	2,884,819	185,057

*	Elected by the holders of Class A Common Stock.

(2) The proposal to approve the Amendment of the Second Amended and Restated Saga Communications, Inc. 2005 Incentive Compensation plan was approved 10,822,676 votes cast for, 2,914,585 votes cast against and 2,916 abstentions.

(3) The proposal to ratify the appointment by the Board of Directors of UHY LLP as independent auditors to audit our consolidated financial statements for the fiscal year ending December 31, 2018 was approved with 13,905,169 votes cast for, 15,998 votes cast against and 4,067 abstentions.

Item 8.01	Other Events

On May 15, 2018, Saga Communications, Inc. announced that its Board of Directors declared a quarterly cash dividend of $0.30 per share on its Classes A and B Common Stock to be paid on June 22, 2018 to shareholders of record on May 31, 2018, as set forth in the press release included as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated May 15, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAGA COMMUNICATIONS, INC.

Dated: May 15, 2018	By:	/s/ Samuel D. Bush
Samuel D. Bush
Senior Vice President and
Chief Financial Officer

INDEX OF EXHIBITS

Exhibit No.	Description

99.1	Press release dated May 15, 2018.